LIFE PARTNERS HOLDINGS, INC. AFFIRMS

RECORD DIVIDEND DATE

WACO, TX – August 6, 2010 – Life Partners Holdings, Inc. (Nasdaq GS:  LPHI), parent company of Life Partners, Inc., announced that its quarterly dividend of $0.25 per share would be paid to shareholders of record as of August 6, 2010, on or about September 15, 2010.  The record date and payment dates follow the schedule released on April 26, 2010, for dividend payments totaling $1.00 per share throughout the company’s 2011 fiscal year and follow regulatory filings with the Nasdaq Stock Market.  This announcement corrects an earlier release today indicating that the record date was August 16, 2010.

Life Partners is the world’s oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called “life settlements”.  Since its incorporation in 1991, Life Partners has completed over 117,000 transactions for its worldwide client base of over 26,000 high net worth individuals and institutions in connection with the purchase of over 6,300 policies totaling approximately $2.6 billion in face value.

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Visit our website at: www.lphi.com

LPHI-D

Contact:

Life Partners Holdings, Inc.
Shareholder Relations, 254-751-7797
info@LPHI.com
www.lphi.com

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